Rand Logistics, Inc.

RAND LOGISTICS EXPECTS TO EXCEED PREVIOUSLY PROVIDED FISCAL YEAR 2010 EARNINGS GUIDANCE

New York, NY – February 1, 2010 – Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), today announced that it expects its operating income before depreciation, amortization and a one-time charge for a loan amendment fee, for the fiscal year ended March 31, 2010, to be in the range of $20.5 to $21.0 million based on current exchange rates, which will be the highest in the Company’s history. Total sailing days for the nine months ended December 31, 2009 equaled 2,977 or 90.2% of the theoretical maximum, versus 3,066 for the same year-ago period. The Company anticipates that, based on current exchange rates, capital and dry-dock expenditures for the 2010 winter season ending March 31, 2010 will be in the range of $7.5 to $8.0 million.

The Company said that the increase in its earnings  guidance is a result of a modest improvement in demand from certain of its customers, a continued focus on expense control, relatively benign weather conditions in the fiscal third quarter and effective vessel scheduling and utilization. Laurence Levy, Chairman and CEO of Rand stated, “We are very pleased that we expect to exceed our previously provided fiscal year 2010 earnings guidance. Our financial results will have been achieved in an economic environment where tonnage volumes were down 30 to 40% for certain of the commodities that we carry, versus last year.  We believe that our strong operating performance will be achieved despite adverse market conditions due to the diversity of our customer base, the size and configuration of our fleet and the scheduling flexibility it affords us, coupled with our cost efficient operating model. For our upcoming sailing season, we are expecting the economic recovery to be gradual, muted and uneven and believe that barring a further downturn in the economy or changes in the exchange rates, our fiscal year 2010 results reflect the floor of the Company’s earnings.”

Rand will issue financial results for its fiscal 2010 third quarter ended December 31, 2009 on Tuesday, February 9, 2010, before the market opens.

Management will host a conference call to discuss the results at 8:30 a.m. ET on Tuesday, February 9, 2010. Interested parties may participate in the conference call by dialing 877-218-9317 (706-758-6006 for international callers), Conference ID# 53876401. Please dial in 10 minutes before the call is scheduled to begin.

A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call through April 9, 2010. Dial 800-642-1687 (706-645-9291 for international callers), Conference ID# 53876401 to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.  The webcast replay will be archived for 12 months.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 25, 2009.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Marine Act – which requires only Canadian commissioned ships to operate between Canadian ports.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.		Lesley Snyder
Laurence S. Levy, Chairman & CEO		(212) 863-9413
Edward Levy, President		LSnyder@randlogisticsinc.com

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